Exhibit 10.18

AMENDMENT TO THE AGREEMENT

CONCERNING SHARES IN ENDESA, S.A.

In Madrid, on April 2, 2007

APPEAR

ON ONE HAND:	MR. JOSÉ MANUEL ENTRECANALES
DOMECQ, of legal age, of Spanish nationality, with
address for these purposes in Alcobendas (Madrid), at
Parque Empresarial de la Moraleja, Avenida de
Europa 18, holding Spanish Identity Card number
5,381,412-X.

ON THE OTHER HAND:	MR. VALENTÍN MONTOYA MOYA, of legal
age, of Spanish nationality, with address for these
purposes in Alcobendas (Madrid), at Parque
Empresarial de la Moraleja, Avenida de Europa 18,
holding Spanish Identity Card number 50,539,787-R.

ON THE OTHER HAND:	MR. JORGE VEGA-PENICHET LÓPEZ, of legal
age, of Spanish nationality, with address for these
purposes in Alcobendas (Madrid), at Parque
Empresarial de la Moraleja, Avenida de Europa 18,
holding Spanish Identity Card number 02195235-T.

AND ON THE OTHER	MR. FULVIO CONTI, of legal age, of Italian
HAND:	nationality, with professional address in Viale Regina
Margherita 137, Rome (Italy), holding Italian tax
identification number CNT FLV 47R28H501X.

ACTING

Mr. José Manuel Entrecanales Domecq, in the name and on behalf of the Spanish company ACCIONA, S.A. (hereinafter, “ACCIONA”), with corporate address in Alcobendas (Madrid), Avenida de Europa 18, incorporated for an unlimited term as “Cubiertas y Tejas, S.A.” pursuant to a public deed granted before the Notary of Barcelona, Mr. Pedro Arnau Ribas, on June 17, 1916; the company changed its corporate name to “ACCIONA, S.A.” pursuant to a resolution passed by the General Shareholders Meeting on June 19, 1998, as entered on a public deed granted before the Notary of Madrid Mr. Gabriel Baleriola Lucas on July 6, 1998 with number 2,643 of his public records and registered with the Commercial Registry of Madrid at Volume

13,351, Book 0, Folio 9, Page Number M-216,384. ACCIONA’s tax identification number is A-08001851.

Mr. José Manuel Entrecanales Domecq acts pursuant to his authority as Executive Chairman by virtue of a public deed recording corporate resolutions by ACCIONA granted before the Notary of Alcobendas (Madrid) Mr. Manuel Rodríguez Marín on May 5, 2004 with number 1,547 of his public records, and registered with the Commercial Registry of Madrid at Volume 13,351, Book 0, Folio 71, Page Number M-216,384, 50th entry.

Mr. Valentín Montoya Moya and Mr. Jorge Vega-Penichet López, in the name and on behalf of the Spanish company FINANZAS DOS, S.A. (hereinafter, “FINANZAS DOS”), with corporate address in Madrid, Juan de Mena 8, incorporated for an unlimited term pursuant to a public deed granted before the Notary of Madrid Mr. Rafael Ruiz Gallardón on May 29, 1991 with number 1,959 of his public records and registered with the Commercial Registry of Madrid at Volume 1,529, Folio 37, Page Number M-28,200, 1st entry. FINANZAS DOS’s tax identification number is A-80062755.

Mr. Valentín Montoya Moya and Mr. Jorge Vega-Penichet López act pursuant to their authority as joint proxyholders by virtue of a public deed recording corporate resolutions by FINANZAS DOS granted before the Notary of Alcobendas (Madrid) Mr. Manuel Rodríguez Marín on September 20, 2006 with number 2,932 of his public records, and registered with the Commercial Registry of Madrid at Volume 1,529, Folio 47, Page Number M-28,200, 11th entry.

Mr. Fulvio Conti, in the name and on behalf of:

(i)	the Italian entity ENEL S.p.A (hereinafter, “ENEL”), with registered office in Viale Regina Margherita 137, Rome (Italy), incorporated for an limited term finishing on December 31, 2100 by Italian Act 1643 dated December 6, 1962, and made into a company (società per azioni) pursuant to Decree Law n. 333 dated July 11, 1992 (thereafter Italian Act n. 359 dated August 8, 1992), registered with the Chamber of Commerce (Camera di Commercio Industria Artigianato Agricoltura) in Rome under n. 00811720580. ENEL’s Italian tax identification number is also 00811720580.

Mr. Conti acts pursuant to his authority as joint and several special proxyholder under the resolutions passed by ENEL’s Board of Directors on March 22, 2007 and April 2, 2007, as evidenced by extracts from the Minutes for such meetings copied from the Minutes Book of the company and signed by the Company Secretary Mr. Claudio Sartorelli.

(ii)	the Italian entity ENEL ENERGY EUROPE, S.r.l. (hereinafter, “ENEL ENERGY EUROPE”), with registered office in Viale Regina Margherita 137, Rome (Italy), incorporated for a limited term finishing on December 31, 2100 as a limited-liability company (società a responsabilità limitata) pursuant to a public deed granted before the Notary of Rome (Italy) Ms. Matilde Atlante on March 22, 2006 with number 12,032 of her public records and registered with the Chamber of Commerce (Camera di Commercio Industria Artigianato

Agricoltura) in Rome under n. 08933321005. ENEL ENERGY EUROPE’s Italian tax identification number is also 08933321005.

Mr. Conti acts pursuant to his authority as joint and several special proxyholder under the resolutions passed by ENEL’s Board of Directors on March 22, 2007 and April 2, 2007, as evidenced by extracts from the Minutes for such meetings copied from the Minutes Book of the company and signed by the Company Secretary Mr. Claudio Sartorelli.

The parties above shall hereinafter be jointly referred to as the “Parties”. Likewise, any references to ACCIONA and ENEL shall be deemed made, where appropriate, to ACCIONA, S.A. and to the companies within its Group and to ENEL SpA and the companies within its Group, respectively, except where otherwise expressly noted.

The Parties acknowledge each other’s authority and capacity to enter into this amendment and, for these purposes, state as follows:

RECITALS

First.- On March 26, 2007, the Parties entered into an agreement in respect of a joint management project for Endesa, S.A. (the “Agreement”), pursuant to which, among other things, the Parties agreed that the business currently performed by ENEL VIESGO (as defined in the Agreement) would be integrated into Endesa;

Second.- On the date hereof ACCIONA, ENEL and E.ON have entered into an agreement (the “Settlement Agreement”) whereby the parties have resolved and settled their conflicts in connection with Endesa, S.A.;

Third.- In the Settlement Agreement, ENEL has agreed to sell to E.ON its stake in ENEL VIESGO (as defined in the Agreement);

Fourth.- The Parties hereto desire to amend the Agreement to eliminate the provisions providing for the integration of the businesses currently performed by ENEL VIESGO into Endesa, so that they may comply with their obligations under the Settlement Agreement.

CLAUSES

FIRST.- AMENDMENT TO AGREEMENT

The Parties hereby agree to amend the Agreement to eliminate Section Eight (and the related part of Recital Tenth) of the Agreement.

SEGUNDO.- NOTICES TO ACCIONA AND FINANZAS DOS

The Parties acknowledge that the address and fax number of ACCIONA and FINANZAS DOS indicated in Section Nineteenth of the Agreement shall be, effective as of today, the following:

“To ACCIONA y FINANZAS DOS:

-        Address: Avenida de Europa, 18, “Parque Empresarial de la Moraleja”, Alcobendas (Madrid).
-        Fax: + 34 91 663 28 84
-        Representative: D. José Manuel Entrecanales Domecq
-        With a copy to: D. Jorge Vega-Penichet López”

THIRD.- NO FURTHER AMENDMENT

Except as expressly modified by this amendment, the Agreement shall remain unmodified and in full force and effect and the Parties hereby ratify their respective obligations thereunder.

In witness whereof, the Parties have executed two copies of this agreement, to the same effect.

ACCIONA, S.A.	ENEL, SpA

Authorized signatory	Authorized signatory

/s/ José Manuel Entrecanales Domecq	/s/ Fulvio Conti
Mr. José Manuel Entrecanales Domecq	Mr. Fulvio Conti

ENEL ENERGY EUROPE, SrL

Authorized signatory

/s/ Fulvio Conti
Mr. Fulvio Conti

FINANZAS DOS, S.A.	FINANZAS DOS, S.A.

Authorized signatory	Authorized signatory

/s/ Valentín Montoya Moya	/s/ Jorge Vega-Penichet López
Mr. Valentín Montoya Moya	Mr. Jorge Vega-Penichet López